Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common shares, par value US$0.001 per share, of New Oriental Education & Technology Group Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 7, 2024.

Tigerstep Developments Limited	By:	/s/ Michael Minhong Yu
	Name:	Michael Minhong Yu
	Title:	Director

Michael Minhong Yu	/s/ Michael Minhong Yu
Michael Minhong Yu